UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 15, 2006, Reliance Steel & Aluminum Co. (the “Company”) announced that it has priced an offering of $350 million principal amount of its 6.20% senior unsecured notes due 2016 and $250 million principal amount of its 6.85% senior unsecured notes due 2036. The net proceeds from the sale of the notes will be used to repay outstanding debt under Reliance’s credit facility, including borrowings made to fund the repurchase by Earle M. Jorgensen Company of its 9 3/4% senior secured notes due 2012. The transaction is expected to close on November 20, 2006. The notes are investment grade rated Baa3 by Moody’s and BBB- by Standard & Poor’s.
The notes have been offered only to qualified institutional buyers in reliance on Rule 144A, under the Securities Act of 1933, as amended, and in offshore transactions pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit
No.	Description

99.1	Press Release dated November 15, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: November 15, 2006	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release dated November 15, 2006.